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                                                      S&C Draft of May 29, 1998


                              COLLATERAL AGREEMENT

                                      Among


                             ---------------------,
                                   As Pledgor,

                  THE CHASE MANHATTAN BANK, As Collateral Agent

                                       and

              ESTEE LAUDER AUTOMATIC COMMON EXCHANGE SECURITY TRUST

                                   Dated as of

                                  June __, 1998


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                  The following Table of Contents has been inserted for
convenience of reference only and does not constitute a part of the Collateral Agreement.

                                TABLE OF CONTENTS

SECTION                                                                   PAGE

1.   The Security Interests...............................................  1

2.   Definitions..........................................................  3

3.   Representations and Warranties of the Pledgor........................  7

4.   Representations and Warranties of the Collateral Agent ..............  8

5.   Certain Covenants of the Pledgor.....................................  8

6.   Administration of the Collateral and Valuation of the Securities..... 10

7.   Income and Voting Rights on Collateral............................... 16

8.   Remedies upon Events of Default...................................... 17

9.   The Collateral Agent................................................. 20

10.  Miscellaneous........................................................ 24

11.  Termination of Collateral Agreement.................................. 25

12.  No Personal Liability of Trustees.................................... 26

Exhibit A -  Notice of Pledge Value
Exhibit B -  Certificate for Substituted Collateral
Exhibit C -  Certificate for Additional Collateral

                                       -i-

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                              COLLATERAL AGREEMENT

                  THIS COLLATERAL AGREEMENT (the "Agreement"), dated as of June __, 1998, among _____________________ (the "Pledgor"), The Chase Manhattan Bank, a New York banking corporation, as collateral agent (the "Collateral Agent") hereunder for the benefit of Estee Lauder Automatic Common Exchange Security Trust, a trust duly created under the laws of the State of New York (such trust and the trustees thereof acting in their capacity as such being referred to herein as the "Trust" or "Purchaser"), and the Trust;

                                   WITNESSETH:

                  WHEREAS, pursuant to the Purchase Agreement (the "Purchase Agreement"), dated as of June __, 1998, between the Pledgor and Purchaser, the Pledgor has agreed to sell and Purchaser has agreed to purchase Class A Common Stock, par value $.01 per share ("Class A Common Stock"), of The Estee Lauder Companies Inc., a Delaware corporation (the "Company"), subject to the terms and conditions of the Purchase Agreement;

                  NOW, THEREFORE, to secure the performance by the Pledgor of its obligations under the Purchase Agreement and to secure the observance and performance of the covenants and agreements contained herein and in the Purchase Agreement, the parties hereto agree as follows:

                  1.  The Security Interests.

                  In order to secure the observance and performance of the covenants and agreements contained herein and in the Purchase Agreement:

                  (a) Security Interests. Effective upon and subject to the receipt by the Pledgor of the Firm Purchase Price at the First Time of Delivery, the Pledgor hereby grants, sells, conveys, assigns, transfers and pledges unto the Collateral Agent, as agent of and for the benefit of the Trust, a security interest in and to, and a lien upon and


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right of set-off against, all of its right, title and interest in and to (i) the
Pledged Items described in paragraphs (b) and (c); (ii) all additions to and substi tutions for such Pledged Items; (iii) all income, products and proceeds and collections received or to be received, or derived or to be derived, now or any time hereafter from or in connection with the Pledged Items; and (iv) all powers and rights now owned or hereafter acquired under or with respect to the Pledged Items (such Pledged Items, additions, substitutions, products and proceeds, collections, powers and rights being herein collectively called the "Collateral"). The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement.

                  (b) First Time of Delivery. At the First Time of Delivery, the

Pledgor shall either (1) deliver to the Collateral Agent in pledge hereunder one or more certifi cates in registered form representing in the aggregate at least __________ shares of the Class A Common Stock, together with undated stock powers with respect thereto duly endorsed in blank, or (2) if such shares of Class A Common Stock are not held in certificated form but are held in book entry form by The Depository Trust Company or other comparable depositary, transfer such shares of Class A Common Stock to an account of the Collateral Agent with The Depositary Trust Company or such other depositary, as applicable.

                  (c) Second Time of Delivery. Effective upon and subject to the receipt by the Pledgor of the Additional Purchase Price, at the Second Time of Delivery, the Pledgor shall either (1) deliver to the Collateral Agent in pledge hereunder one or more certificates in registered form repre senting in the aggregate Class A Common Stock representing the Additional Share Base Amount of Class A Common Stock, together with undated stock powers with respect thereto duly endorsed in blank, or (2) if such shares of Class A Common Stock are not held in certificated form but are held in book

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entry form by The Depository Trust Company or other comparable depositary, transfer such number of shares of Class A Common Stock representing the Additional Share Base Amount of Class A Common Stock to an account of the Collateral Agent or to an account (other than an account of the Pledgor) designated by the Collateral Agent with the Depositary Trust Company or such other depositary, as applicable.

                  2.  Definitions.

                  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. Capitalized terms used herein shall have the meanings as follows:

                  "Authorized Representative" of the Pledgor means any trustee or other representative as to whom Pledgor shall have delivered notice to the Collateral Agent that such trustee or other representative is authorized to act here under on behalf of Pledgor.

                  "Business Day" means any day except a Saturday, Sunday or other day on which banking institutions in New York City are authorized or obligated by law or regulation to close or a day on which the New York Stock Exchange, Inc. is closed.

                  "Cash Delivery Obligations" means, at any time (A) if no Reorganization Event shall have occurred prior to such time, zero, and (B) from and after any Reorganization Event, the Dilution Adjustment (or successive Dilution Adjustments) that shall have been applied to the Exchange Rate pursuant to Section 6.1 of the Purchase Agreement at or prior to the Reorganization Event, times the product of: (i) the Firm Share Base Amount plus the Additional Share Base Amount (if any); and (ii) the Transaction Value of any property other than Marketable Securities received by the Pledgor in such Reorganization Event.

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                  "Collateral" has the meaning specified in Section 1(a).

                  "Collateral Agent" means the financial institution identified as such in the preliminary paragraph hereof, or any successor appointed in accordance with Section 9.

                  "Collateral Agreement" means this Collateral Agreement and any exhibits hereto.

                  "Collateral Event of Default" has the meaning specified in
Section 6(e).

                  "Collateral Requirement" means, as of any date and with respect to: (i) any Class A Common Stock, 100%; (ii) any Marketable Securities, 100%; (iii) any U.S. Government Securities pledged in respect of Cash Delivery Obligations, 105%; and (iv) any other U.S. Government Secur ities, an aggregate market value at the time of substitution and daily mark-to-market valuations thereafter of not less than 150%, provided that upon and after any failure to cure an Insufficiency Determination by 4:00 p.m. New York City time on the next Business Day following telephonic notice of such Insufficiency Determination as described in Sec tion 6(e), which insufficiency shall be continuing on such next business day, the Collateral Requirement relating to any U.S. Government Securities shall be 200%. The portion of any pledged U.S. Government Securities that shall be deemed at any time to be in respect of Cash Delivery Obligations shall be as provided in Section 6(e).

                  "Distribution Date" has the meaning specified in the Trust Agreement.

                  "Eligible Collateral" means (i) Class A Common Stock, (ii) U.S. Government Securities, and (iii) from and after any Reorganization Event, Marketable Securities, provided, in each case, that the Pledgor has good and marketable title thereto, free of all Liens (other than the Liens created by this Collateral Agreement) and Transfer Restrictions and that the Collateral Agent has a valid, first priority perfected security interest therein and first lien thereon, and provided further that to the extent the number of shares of Marketable Securities pledged hereunder exceeds at any time the Maximum Deliverable Number thereof, such excess shares shall not be Eligible Collateral.

                  "Event of Default" means the occurrence of: (i) an event described in clause (a) or (b) of Article VII of the Purchase Agreement, (ii) a Collateral Event of Default, (iii) a failure by Pledgor to have caused the Collateral to meet the requirements described in Section 5(d) on the Exchange Date or (iv) if a Reorganization Event shall have occurred prior to the Exchange Date, failure by Pledgor to cause to be delivered to Purchaser on the Exchange

Date the consideration then required to be delivered pursuant to Section 6.2 of the Purchase Agreement.

                  "Ineligible Collateral" means Collateral that does not constitute "Eligible Collateral".

                  "Lien" means any lien, mortgage, security interest, pledge, charge, encumbrance or adverse claim of any kind.

                  "Market Value" means, as of any date: (a) with respect to any Class A Common Stock (except as otherwise provided in Section 6(e)(2)), the Closing Price of the Class A Common Stock on such date; (b) with respect to any U.S. Government Security, the product of (x)(i) the average unit bid price for such security as published on the Trading Day prior to such date in the New York edition of The Wall Street Journal or The New York Times or, if not so published, (ii) the lower bid price quoted (which quotation shall be evidenced in writing) on the Trading Day prior to such date by either of two nationally recognized dealers making a market in such security which are members of the National Association of Securities Dealers, Inc. and (y) the number of such units comprised in the outstanding principal amount of such security; and (c) with respect to any share of Marketable Securities, the Closing Price thereof on the Trading Day prior to such date; provided that the "Market Value" of any Ineligible Collateral shall be zero.

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                  "Maximum Deliverable Number" means, on any date, with respect to the Class A Common Stock, the product of the Firm Share Base Amount plus the Additional Share Base Amount (if any), multiplied successively by each number by which the Exchange Rate shall have been multiplied on or prior to such date pursuant to the Dilution Adjustments provided for under Section 6.1 of the Purchase Agreement. The Maximum Deliverable Number of Marketable Securities means, on any date, the product of (i) the Firm Share Base Amount plus the Additional Share Base Amount (if any) and (ii) the number of Marketable Securities received by the Pledgor in the Reorganization Event for each share of Class A Common Stock, multiplied successively by each number by which the Exchange Rate shall have been multiplied on or prior to such date and after the date of such Reorganization Event pursuant to the adjustments provided for under
Article VI of the Purchase Agreement.

                  "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Pledge Value" means, as of any date and with respect to any particular type of Collateral, an amount equal to the aggregate Market Value of such Collateral divided by the Collateral Requirement for such Collateral.

                  "Pledge Value Requirement" means, as of any date, (a) the aggregate Market Value on such date of the Maximum Deliverable Number of shares of Class A Common Stock on such date or, from and after a Reorganization Event, Marketable Securities, plus (b) from and after a Reorganization Event, the Cash

Delivery Obligations.

                  "Pledged Items" means, as of any date, any and all securities and instruments delivered by the Pledgor to be held by the Collateral Agent under this Collateral Agreement as Collateral, whether Eligible Collateral or Ineligible Collateral.

                  "Prior Collateral" has the meaning specified in
Section 6(b)(1).

                  "Responsible Officer" means, when used with respect to the Collateral Agent, any vice president, assistant vice president, assistant treasurer or assistant secretary located in the division or department of the Collateral Agent responsible for performing the obligations of the Collateral Agent under this Collateral Agreement.

                  "Transfer Restriction" means, with respect to any item of Collateral, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such item of Collateral or to enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of Collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of Collateral and (iv) any registration or qualification requirement for such item of Collateral pursuant to any federal or state securities law that has not been satisfied; provided that the required delivery of any assignment from the seller, pledgor, assignor or transferor of such item of Collateral, together with any evidence of the corporate or other authority of such Person, shall not constitute a "Transfer Restriction".

                  "Trustee" or "Trustees" means any trustee or trustees of the Trust identified on the signature pages hereto, or any successor as such trustee or trustees.

                  "UCC" means the Uniform Commercial Code as in effect in the State of New York.

                  "U.S. Government Securities" means direct obligations of the United States of America that mature on a date that is one year or less from the date such obligations are pledged hereunder, but in any event prior to June __, 2001.

                  3. Representations and Warranties of the Pledgor.

                  The Pledgor hereby represents and warrants to the Collateral Agent and the Trust that:

                  (a) No Transfer Restrictions. [Except for the legend with respect to restrictions pursuant to applicable federal and state securities laws on transfer of the Class A Common Stock pledged by the Pledgor hereunder which, as of the date hereof, appears on the face of the stock certificates representing such Class A Common Stock,] no Transfer Restrictions exist with respect to or otherwise apply to the assignment of, or transfer by the Pledgor of possession of, any items of Collateral to the Collateral Agent hereunder, or the subsequent sale or transfer of such items of Collateral by the Collateral Agent pursuant to the terms hereof.

                  (b) Title to Collateral; Perfected Security Interest. The Pledgor has good and marketable title to the Pledged Items, free of all Liens (other than the Lien created by this Collateral Agreement) and Transfer Restrictions [(other than as described in Section 3(a))]. Upon delivery of the Pledged Items described in paragraphs (b) and (c) of Section 1 to the Collateral Agent hereunder, the Collateral Agent will obtain a valid, first priority perfected security interest in, and a first lien upon, such Pledged Items subject to no other Lien. None of the Collateral is or shall be pledged by the Pledgor as collateral for any other purpose.

                  4.  Representations and Warranties of the Collateral Agent.

                  The Collateral Agent represents and warrants to the Pledgor and the Trust that:

                  (a) Corporate Existence and Power. The Collateral Agent is a banking corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to enter into, and perform its obligations under, this Collateral Agreement.

                  (b) Authorization and Non-Contravention. The execution, delivery and performance by the Collateral Agent of this Collateral Agreement have been duly authorized by all necessary corporate action on the part of the Collateral Agent (no action by the shareholders of the Collateral Agent being required) and do not and will not violate, contravene or constitute a default under any provision of applicable law or regulation or of the charter or by-laws of the Collateral Agent or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Collateral Agent.

                  (c) Binding Effect. This Collateral Agreement constitutes a valid and binding agreement of the Collateral Agent enforceable against the Collateral Agent in accordance with its terms.

                  5.  Certain Covenants of the Pledgor.

                  The Pledgor agrees that, so long as any of its obligations under the Purchase Agreement remain outstanding:

                  (a) Title to Collateral. The Pledgor shall at all times hereafter have good and marketable title to the Collateral pledged by it, free of all Liens (other than the Liens created by this Collateral Agreement) and Transfer Restrictions [(other than as set forth in Section 3(a))], and, subject to the terms of this Collateral Agreement, will at all times hereafter have good, right and lawful authority to assign, transfer and pledge such Collateral and all such additions thereto and substitutions therefor under this Collateral Agreement.

                  (b) Pledge Value Requirement. The Pledgor shall cause the aggregate Pledge Value of the Collateral to be equal to or greater than the Pledge Value Requirement at all times, and shall pledge additional Collateral in the manner described in Section 6(d) as necessary to cause such requirement to be met.

                  (c) Pledge upon Reorganization Event. Upon the occurrence of a Reorganization Event, the Pledgor shall immediately cause to be delivered to the Collateral Agent, in the manner provided in Section 6(d): (i) cash in an amount equal to 100% of Pledgor's Cash Delivery Obligations (or U.S. Government Securities having an aggregate Market Value when pledged and at daily mark-to-market valuations thereafter at least equal to 105% of the Cash Delivery Obligations); and (ii) Marketable Securities in an amount at least equal to the Maximum Deliverable Number thereof, or, at Pledgor's election, U.S. Government Securities having an aggregate Market Value at least equal to 150% of such Maximum Deliverable Number of Marketable Securities; in each case to be held as substitute Collateral hereunder.

                  (d) Pledge of Purchase Agreement Consideration. Notwithstanding the Pledgor's right to substitute Collateral pursuant to Section 6(b), the Pledgor shall cause the Collateral to include, on the Exchange Date, unless a Reorganization Event shall have occurred, a number of shares of Class A Common Stock at least equal to the number of shares of Class A Common Stock required to be delivered under the Purchase Agreement on the Exchange Date.

                  (e) Further Assurances. The Pledgor shall, at its expense and in such manner and form as the Trust or the Collateral Agent may reasonably require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable in order to create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights and the rights of the Trust hereunder with respect to such security interest. To the extent permitted by applicable law, the Pledgor hereby authorizes the Collateral Agent to execute and file, in the name of the Pledgor or otherwise, UCC financing or continuation statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Collateral Agent may reasonably deem necessary or appropriate to further perfect, or maintain the perfection of, the security interests granted hereby.

                  6. Administration of the Collateral and Valuation of the Securities.

                  (a) Valuation of Collateral. The Collateral Agent shall determine as of 4:00 p.m., New York City time, on each Business Day whether the Pledge Value is at least equal to the Pledge Value Requirement and whether an Insufficiency Determination or Collateral Event of Default shall have occurred and, from and after any substitution of U.S. Government Securities for pledged Class A Common Stock or Marketable Securities pursuant to paragraph (b) of this
Section 6, shall determine the Pledge Value and the Pledge Value Requirement on each Business Day and shall provide written notice of the Pledge Value and the Pledge Value Requirement, in the form of Exhibit A, to the Pledgor.

                  (b) Substitution of Collateral. Pledgor may substitute Collateral in accordance with the following provisions:

                  (1) Unless an Event of Default or a failure by the Pledgor to meet any of its obligations under Section 5(b) or (c) hereof has occurred and is continuing, the Pledgor shall have the right at any time and from time to time to deposit Eligible Collateral with the Collateral Agent in substitution for Pledged Items previously deposited hereunder

         ("Prior Collateral") and to obtain the release from the Lien hereof of such Prior Collateral.

                  (2) If the Pledgor wishes to deposit Eligible Collateral with the Collateral Agent in substitution for Prior Collateral, it shall (i) give written notice to the Collateral Agent identifying the Prior Collateral to be released from the Lien hereof, (ii) deliver to the Collateral Agent concurrently with such Eligible Collateral a certificate of the Pledgor substantially in the form of Exhibit B hereto and dated the date of such delivery, (A) identifying the items of Eligible Collateral being substituted for the Prior Collateral and the Prior Collateral that is to be transferred to the Pledgor and (B) certifying that the representations and warranties contained in such

         Exhibit B hereto are true and correct on and as of the date thereof and
         (iii) deliver to the Collateral Agent concurrently with such Eligible Collateral an opinion (dated the date of such delivery) of counsel addressed to the Collateral Agent confirming the representa tions contained in the second sentence of para graph 3(b) of Exhibit B hereto. The Pledgor hereby covenants and agrees to take all actions required under Section 6(d) and any other actions necessary to create for the benefit of the Collateral Agent a valid, first priority perfected security interest in, and a first lien upon, such Eligible Collateral deposited with the Collateral Agent in substitution for Prior Collateral.

                  (3) No such substitution shall be made unless and until the Collateral Agent shall have determined that the aggregate Pledge Value of all of the Collateral at the time of such proposed substitution, after giving effect to the proposed substitution, shall at least equal the Pledge Value Requirement.

                  (c) Additional Collateral. The Pledgor may pledge additional Collateral hereunder at any time.

Concurrently with the delivery of any additional Eligible Collateral, the Pledgor shall deliver (i) a certificate of the Pledgor substantially in the form of Exhibit C hereto and dated the date of such delivery, (A) identifying the additional items of Eligible Collateral being pledged and (B) certifying that with respect to such items of additional Eligible Collateral the representations and warranties contained in such Exhibit C hereto are true and correct on and as of the date thereof and (ii) an opinion, dated the date of such delivery, of counsel addressed to the Collateral Agent confirming the representations contained in the second sentence of paragraph 2(b) of Exhibit C hereto. The Pledgor hereby covenants and agrees to take all actions required under Section 6(d) and any other actions necessary to create for the benefit of the Collateral Agent a valid, first priority perfected security interest in, and a first lien upon, such additional Eligible Collateral.

                  (d) Delivery of Collateral. The Pledgor shall deliver the Collateral to the Collateral Agent in accordance with the following provisions:

                  (1) Pledged Class A Common Stock. In the case of Collateral consisting of Class A Common Stock, by delivery to the Collateral Agent of Class A Common Stock, registered in the name of the Collateral Agent or its nominee or duly endorsed in blank or accompanied by stock powers duly executed in blank;

                  (2) Pledged U.S. Government Securities. In the case of Collateral consisting of U.S. Government Securities, by transfer thereof through the Book Entry System of the Federal Reserve System to the account of the Collateral Agent or to an account (other than an account of the Pledgor) designated by the Collateral Agent; and


                  (3) Pledged Marketable Securities. In the case of Collateral consisting of Marketable Securities, by delivery of certificates evidencing such Marketable Securities, registered in the name of the Collateral Agent or its nominee, together with undated stock powers with respect thereto duly endorsed in blank, or, if such Marketable Securities are not issuable in certificated form but are held in book entry form by The Depository Trust Company, by transfer to an account of the Collateral Agent or to an account (other than an account of the Pledgor) designated by the Collateral Agent with The Depository Trust Company. Each such delivery of Marketable Securities shall be accompanied by an opinion of counsel satisfactory to the Collateral Agent that the Collateral Agent has obtained a valid, first priority perfected security interest in, and a first lien upon, such Marketable Securities.

Upon delivery of any Pledged Item under this Collateral Agreement, the Collateral Agent shall examine such Pledged Item and any opinions and certificates delivered pursuant to Sections 6(b) or (c) or otherwise pursuant to the terms hereof in connection therewith to determine that they comply as to form with the requirements for Eligible Collateral. The Pledgor hereby designates the Collateral Agent as the person in whose name any Collateral held in book entry form in the Federal Reserve System shall be registered.

                  (e) Insufficiency Determination.

                  (1) If at 4:00 p.m., New York City time, on any Business Day the Collateral Agent determines that the aggregate Pledge Value of the Collateral is less than the Pledge Value Requirement (any such determination, an "Insufficiency Determination"), the Collateral Agent shall promptly notify the Pledgor of such determination by telephone call to an Authorized Representative of the Pledgor followed by a written confirmation of such call.

                  (2) If, by 4:00 p.m., New York City time on the next Business Day following the day on which telephonic notice shall have been given pursuant to the preceding paragraph (e)(1), the Pledgor shall have failed to deliver, in the manner set forth in paragraphs (c) and (d) of this Section 6, sufficient additional Eligible Collateral so that, after giving effect to such delivery, the aggregate Pledge Value of the Collateral, as of such next business day, is at least equal to the Pledge Value Requirement, then (x) the Collateral Requirement with respect to any U.S. Government Securities pledged hereunder (other than in respect of Cash Delivery Obligations) shall be increased from 150% to 200%, and (y) unless a Collateral Event of Default shall have occurred and be continuing, the Collateral Agent shall:


                  (i) commence sales, in the manner described in paragraph (3) below, of such portion of the Collateral consisting of U.S. Government Securities as may be required to be sold in order to generate proceeds sufficient to purchase Class A Common Stock or, after a Reorganization Event, Marketable Securities, as described in the following clause
         (ii); and

                  (ii) commence purchases, in the manner described in paragraph
         (3) below, of Class A Common Stock or, after a Reorganization Event, Marketable Securities, in an amount sufficient to cause the aggregate Pledge Value of the Collateral to be at least equal to the Pledge Value Requirement.

Notwithstanding the foregoing, the Collateral Agent shall discontinue sales and purchases pursuant to the preceding clauses (i) and (ii), respectively, if at any time a Collateral Event of Default shall have occurred and be continuing. The Collateral Agent shall determine the Market Value and the Pledge Value of the Collateral after each purchase of Class A Common Stock or Marketable Securities pursuant to the preceding clause (ii) in order to determine whether the Pledge Value Requirement is met and whether a Collateral Event of Default has occurred. Solely for purposes of such calculation, the Market Value of the Class A Common Stock or Marketable Securities shall be: (A) the most recent sales price as reported in the composite transactions for the principal securities exchange on which the Class A Common Stock or Marketable Securities, as the case may be, are then listed or, if such securities are not so listed, the last quoted ask price for such securities in the over-the-counter market as reported by The NASDAQ National Market or, if not so reported, by the National

Quotation Bureau or a similar organization; or (B) if higher, in the case of Class A Common Stock, the most recent available Closing Price.

                  A "Collateral Event of Default" shall mean, at any time, the occurrence of any of the following: (A) if no U.S. Government Securities shall be pledged as substitute Collateral at such time, failure of the aggregate Market Value of the Collateral to equal or exceed the Pledge Value Requirement;
(B) if any U.S. Government Securities shall be pledged as substitute Collateral at such time, failure of the Market Value of any U.S. Government Securities pledged at such time (not including any U.S. Government Securities pledged in respect of Cash Delivery Obligations at such time) to have an aggregate Market Value of at least 105% of the Market Value of a number of shares of Class A Common Stock (or, from and after any Reorganization Event, Marketable Securities) equal to (x) the Maximum Deliverable Number thereof minus (y) the number thereof pledged as Collateral hereunder at such time; or (C) from and after any Reorganization Event in which consideration other than Marketable Securities shall have been delivered, failure of the U.S. Government Securities pledged in respect of Cash Delivery Obligations to have an aggregate Market Value at least equal to 105% of the Cash Delivery Obligations at such time, if, in the case of a failure described in this clause (C), such failure shall continue to be in effect at 4:00 p.m., New York City time, on the next Business Day following the day on which telephonic notice in respect thereof shall have been given pursuant to paragraph (e)(1) above. For purposes of this Agreement, the portion of any pledged U.S. Government Securities that shall be deemed to be in respect of Cash Delivery Obligations at any time shall be a portion having a Market Value equal to 105% of the Cash Delivery Obligations at such time (or, if less, the aggregate Market Value of all U.S. Government Securities pledged at such time).

                  (3) Collateral sold and Class A Common Stock or shares of Marketable Securities purchased by the Collateral Agent pursuant to the preceding paragraphs (e)(1) and (2) may be sold and purchased on any securities exchange or in any over-the-counter market or in any private purchase transaction, and at such price or prices, in each case as the Collateral Agent may deem satisfactory. The Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sales and purchases may be made in compliance with law.

                  (f) Release of Excess Collateral. If on any Business Day the Collateral Agent determines that the aggregate Pledge Value of the Pledgor's Eligible Collateral exceeds the Pledge Value Requirement and no Event of Default or failure by the Pledgor to meet any of its obligations under Sections 5 or 6 hereof has occurred and is continuing, the Pledgor may obtain the release from the Lien hereof of any Collateral having an aggregate Pledge Value on such Business Day less than or equal to such excess, upon delivery to the Collateral Agent of a written notice from an Authorized Representative of the Pledgor indicating the items of Collateral to be released. Such Collateral shall be released only after the Collateral Agent shall have determined that the aggregate Pledge Value of all of the Collateral remaining after such release as determined on such Business Day is at least equal to the Pledge Value Requirement.

                  (g) Delivery of Purchase Agreement Consideration. On the Exchange Date, unless (i) a Reorganization Event shall have occurred prior thereto or (ii) Seller shall have elected the Cash Settlement Alternative pursuant to Section 1.3(d) of the Contract and made the cash payment required by that Section, the Collateral Agent shall deliver to the Trust Class A Common Stock then held by it hereunder representing the number of shares of Class A Common Stock then required to be delivered under the Purchase Agreement. If a Reorganization Event shall have occurred prior to the Exchange Date, then, (A) if the consideration received by holders of Class A Common Stock in such Reorganization Event does not include Marketable Securities, the Collateral Agent shall deliver to the Trust all cash or other assets then held by the Collateral Agent and required to be delivered under the Purchase Agreement; and
(B) in any other case, if
so instructed by the Pledgor by the close of business on the Business Day preceding the Exchange Date, the Collateral Agent shall deliver to the Trust, to the extent permitted to be delivered in lieu of cash required to be delivered on such date under Section 6.2 of the Purchase Agreement, the Marketable Securities then held by the Collateral Agent hereunder. Upon such delivery, the Trust shall hold such Class A Common Stock or Marketable Securities, as the case may be, absolutely and free from any claim or right whatsoever.

                  (h) Investment of Cash Collateral. The Collateral Agent shall invest any cash received by it pursuant to Section 6.2 of the Purchase Agreement in U.S. Treasury Securities maturing on or before June __, 2001.

                  7.  Income and Voting Rights on Collateral.

                  (a) Unless an Event of Default or failure by the Pledgor to meet any of its obligations under Section 5(b) or (c) hereof has occurred and is continuing, the Pledgor shall be entitled to receive for its own account all dividends, interest and, if any, principal and premium relating to all of the Collateral, unless the payment thereof to the Pledgor would reduce the aggregate Pledge Value of the Collateral below the Pledge Value Requirement. The Collateral Agent agrees to remit to the Pledgor on the Business Day received or the first Business Day thereafter all such payments received by it. If an Event of Default or failure by the Pledgor to meet any of its obligations under
Section 5(b) or (c) hereof has occurred and is continuing, all such payments made or accrued after and during the continuance of such default or failure shall be retained by the Collateral Agent, and any such payments which are received by the Pledgor shall be received in trust for the benefit of the Trust, shall be segregated from other funds of the Pledgor and shall forthwith be paid over to the Collateral Agent. Any such payments so retained by, or paid over to, the Collateral Agent shall be held by the Collateral Agent as Collateral hereunder.

                  (b) Unless an Event of Default has occurred and is continuing, the Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral, and the Collateral Agent shall, upon receiving a written request from the Pledgor, deliver to the Pledgor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Collateral which is registered in the name of the Collateral Agent or its nominee as shall be specified in such request and be in form and substance satisfactory to the Collateral Agent.

                  If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to the extent permitted by law, and the Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Collateral with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof.


                  8.       Remedies upon Events of Default.

                  (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Trust all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, shall: (i) deliver all Collateral consisting of Class A Common Stock or Marketable Securities (but not, in either case, in excess of the number of shares thereof deliverable under the Purchase Agreement at such time) to the Trust on the date of the Acceleration Notice relating to such Event of Default (or, in the case of an Event of Default described in clause (iii) or (iv) of the definition thereof, on the Exchange Date) (in either case, the "Delivery Date"), whereupon the Trust shall hold such Class A Common Stock or Marketable Securities absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted; and (ii) if such delivery shall be insufficient to satisfy in full all of the obligations of Pledgor under the Purchase Agreement, sell all of the remaining Collateral, or such lesser portion thereof as may be necessary to generate proceeds sufficient to satisfy in full all of the obligations of Pledgor under the Purchase Agreement, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory. The Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Collateral Agent reasonably deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Article 9 of the UCC shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine.

The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

                  (b) Power of Attorney. Upon any delivery or sale of all or any part of any Collateral made either under the power of delivery or sale given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Collateral Agreement, the Collateral Agent is hereby irrevocably appointed the true and lawful attorney of the Pledgor, in the name and stead of the Pledgor, to make all necessary deeds, bills of sale and instruments of assignment, transfer or conveyance of the property thus delivered or sold. For that purpose the Collateral Agent may execute all such documents and instruments. This power of attorney shall be deemed coupled with an interest, and the Pledgor hereby ratifies and confirms all that its attorneys acting under such power, or such attorneys' successors or agents, shall lawfully do by virtue of this Collateral Agreement. If so requested by the Collateral Agent, by the Trustees or by any purchaser of the Collateral or a portion thereof, the Pledgor shall further ratify and confirm any such delivery or sale by executing and delivering to the Collateral Agent, to the Trustees or to such purchaser or purchasers at the expense of the

Pledgor all proper deeds, bills of sale, instruments of assignment, conveyance of transfer and releases as may be designated in any such request.

                  (c) Application of Collateral and Proceeds. In the case of an Event of Default, the Collateral Agent may proceed to realize upon the security interest in the Collateral against any one or more of the types of Collateral, at any one time, as the Collateral Agent shall determine in its sole discretion subject to the foregoing provisions of this Section 8. The proceeds of any sale of, or other realization upon, or other receipt from, any of the remaining Collateral shall be applied by the Collateral Agent in the following order of priorities:

                  first, to the payment to the Trust of an amount equal to: (A) the aggregate Market Value of a number of shares of Class A Common

         Stock equal to (1) the number of shares of Class A Common Stock required to be delivered under the Purchase Agreement on the Delivery Date minus (2) the number of shares of Class A Common Stock delivered by the Collateral Agent to the Trust on the Delivery Date as described above; or (B) from and after a Reorganization Event, the sum of (1) the Cash Delivery Obligations on the Delivery Date and (2) the aggregate Market Value on the Delivery Date of a number of Marketable Securities equal to (x) the number thereof permitted to be delivered on the Delivery Date under Section 6.2 of the Purchase Agreement minus (y) the number thereof delivered by the Collateral Agent to the Trust on the Delivery Date as described above;

                  second, to the payment to the Collateral Agent of the expenses of such sale or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, including brokerage fees in connection with the sale by the Collateral Agent of any Pledged Item; and
                  finally, if all of the obligations of the Pledgor hereunder and under the Purchase Agreement have been fully discharged or sufficient funds have been set aside by the Collateral Agent at the request of the Pledgor for the discharge thereof, any remaining proceeds shall be released to the Pledgor.

                  9.  The Collateral Agent.

                  The Collateral Agent accepts its duties and responsibilities hereunder as agent for the Trust, on and subject to the following terms and conditions:

                  (a) Performance of Duties. The Collateral Agent undertakes to perform such duties and only such duties as are expressly set forth herein and, beyond the exercise of reasonable care in the performance of such duties, no implied covenants or obligations shall be read into this Collateral Agreement against the Collateral Agent. No provision hereof shall be construed to relieve the Collateral Agent from liability for its own grossly negligent action, grossly negligent failure to act or its own wilful misconduct, subject to the following:

                  (1) The Collateral Agent may consult with counsel, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of an action taken or suffered hereunder in good faith and in accordance with such advice or opinion of counsel.

                  (2) The Collateral Agent shall not be liable with respect to any action taken, suffered or omitted by it in good faith (i) reasonably believed by it to be authorized or within the discretion or rights or powers conferred on it by this Collateral Agreement or (ii)

         in accordance with any direction or request of the Trustees.

                  (3) The Collateral Agent shall not be liable for any error of judgment made in good faith by any of its officers, unless the Collateral Agent was grossly negligent in ascertaining the pertinent facts.

                  (4) In the absence of bad faith on its part, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any note, notice, resolution, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons.

                  (5) No provision of this Collateral Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (6) The Collateral Agent may perform any duties hereunder either directly or by or through agents or attorneys, and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. In furtherance thereof, any subsidiary owned or controlled by the Collateral Agent, or its successors, as agent for the Collateral Agent, may perform any or all of the duties of the Collateral Agent relating to the valuation of securities and other instruments constituting Collateral hereunder.

                  (7) In no event shall the Collateral Agent be personally liable for any taxes or other governmental charges imposed upon or in respect of (i) the collateral or (ii) the income or other distributions thereon.

                  (8) Unless and until the Collateral Agent shall have received notice from the Pledgor, or unless and until a Responsible Officer of the Collateral Agent shall have actual knowledge to the contrary, the Collateral Agent shall be entitled to deem and treat all Collateral delivered to it hereunder as Eligible Collateral hereunder, provided that the Collateral Agent has carried out the duties specified in Section 6 with respect to such Collateral at the time of delivery thereof.

The Collateral Agent shall not be responsible for the correctness of the recitals and statements herein which are made by the Pledgor or for any statement or certificate delivered by the Pledgor pursuant hereto. Except as specifically provided herein, the Collateral Agent shall not be responsible for the validity, sufficiency, collectibility or marketability of any Collateral given to or held by it hereunder or for the validity or sufficiency of the Purchase Agreement or the Lien on the Collateral purported to be created hereby.

                  (b) Knowledge. The Collateral Agent shall not be deemed to have knowledge of any Event of Default (except a Collateral Event of Default), unless and until a Responsible Officer of the Collateral Agent shall have actual knowledge thereof or shall have received written notice thereof.

                  (c) Merger. Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become a successor Collateral Agent hereunder and vested with all of the title to the Collateral and all of the powers, discretions, immunities, privileges and other matters as was its predecessor without, except as provided above, the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  (d) Resignation. The Collateral Agent and any successor Collateral Agent may at any time resign by giving thirty days' written notice by registered or certified mail to the Pledgor and notice to the Trust in accordance with the provisions of Section 10(d) hereof. Such resignation shall take effect upon the appointment of a successor Collateral Agent by the Trust.

                  (e) Removal. The Collateral Agent may be removed at any time by an instrument or concurrent instruments in writing delivered to the Collateral Agent and to the Pledgor and signed by the Trust.

                  (f) Appointment of Successor. (1) If the Collateral Agent hereunder shall resign or be removed, or be dissolved or shall be in the course of dissolution or liquidation or otherwise become incapable of action hereunder, or if it shall be taken under the control of any public officer or officers or of a receiver appointed by a court, a successor may be appointed by the Trust by an instrument or concurrent instruments in writing signed by the Trust or by its attorneys in fact fully authorized. A copy of such instrument or concurrent instruments shall be sent by registered mail to the Pledgor.

                  (2) Every such temporary or permanent successor Collateral Agent appointed pursuant to the provisions hereof shall be a trust company or bank in good standing, having a reported capital and surplus of not less than

$100,000,000 and capable of holding the Collateral in the State of New York, if there be such an institution willing, qualified and able to accept the duties of the Collateral Agent hereunder upon customary terms.

                  (g) Acceptance by Successor. Every temporary or permanent successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Pledgor an instrument in writing accepting such appointment hereunder, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessors. Such predecessor shall, nevertheless, on the written request of its successor or the Pledgor, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. Every predecessor Collateral Agent shall deliver all Collateral held by it as the Collateral Agent hereunder to its successor. Should any instrument in writing from the Pledgor be required by a successor Collateral Agent for more fully and certainly vesting in such successor the estates, properties, rights, powers, duties and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, at the request of the temporary or permanent successor Collateral Agent, be forthwith executed, acknowledged and delivered by the Pledgor.

                  10. Miscellaneous.

                  (a) Benefit of Agreement; Successors and Assigns. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of the Pledgor and the Collateral Agent shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of the Trust and its successors and assigns.

                  (b) Separability. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Collateral Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

                  (c) Amendments and Waivers. Any term, covenant, agreement or condition of this Collateral Agreement may be amended or compliance therewith may be waived (either generally or in a particular instance and either retrospectively or prospectively) but only by a writing signed by the Collateral Agent, the Pledgor and the Trust.

                  (d) Notices. (1) Any notice provided for herein, unless

otherwise specified, shall be in writing (including transmittals by telex or telecopier) and shall be given to a party at the address set forth opposite such party's name on the signature pages hereto or at such other address as may be designated by notice duly given in accordance with this Section 10(d) to each other party hereto.

                  (2) Each such notice given pursuant to paragraph (1) shall be effective (i) if sent by certified mail (return receipt requested), 72 hours after being deposited in the United States mail, postage prepaid; (ii) if given by telex or telecopier, when such telex or telecopied notice is transmitted; or
(iii) if given by any other means, when delivered at the address specified in this Section 10(d).

                  (e) Governing Law. This Collateral Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York; provided that as to Pledged Items located in any jurisdiction other than the State of New York, the Collateral Agent on behalf of the Trust shall have all of the rights to which a secured party is entitled under the laws of such other jurisdiction.

                  (f) Counterparts. This Collateral Agreement may be executed, acknowledged and delivered in any number of counterparts and such counterparts taken together shall constitute one and the same instrument.

                  11. Termination of Collateral Agreement.

                  This Collateral Agreement and the rights hereby granted by the Pledgor in the Collateral shall cease, terminate and be void upon fulfillment of all of the obligations of the Pledgor under the Purchase Agreement, and the Pledgor shall have no further liability hereunder upon such termination. Any Collateral remaining at the time of such termination (including any Class A Common Stock held following Seller's election of the Cash Settlement Alternative and payment in respect thereof pursuant to the Contract) shall be fully released and discharged from the

Lien hereof and delivered to the Pledgor by the Collateral Agent, all at the expense of the Pledgor.

                  12. No Personal Liability of Trustees.

                  By executing this Collateral Agreement none of the Trustees assumes any personal liability hereunder.

                  IN WITNESS WHEREOF, the Pledgor has caused this Collateral Agreement to be duly executed on its behalf, and the Collateral Agent has caused this Collateral Agreement to be duly executed on its behalf, as of the date hereof.

                                          PLEDGOR:


                                          ------------------

                                          By
                                            -------------------------------
                                              Name:
                                              Title:


                                          Address for Notices:


                                          ---------------------

                                          Attention:
                                                    -----------------------

                                          COLLATERAL AGENT:


                                          The Chase Manhattan Bank,
                                          as Collateral Agent


                                          By
                                            -------------------------------
                                             Name:
                                             Title:

                                          Address for Notices:

                                          450 West 33rd Street
                                          New York, New York 10001
                                          Attention:  Collateral Management
                                                      Services

                                          THE TRUST:

                                          ESTEE LAUDER AUTOMATIC COMMON
                                          EXCHANGE SECURITY TRUST


                                          ---------------------------------
                                          Donald J. Puglisi,
                                          as Trustee


                                          ---------------------------------
                                          William R. Latham III,
                                          as Trustee


                                          ---------------------------------
                                          James B. O'Neill,
                                          as Trustee


                                          Address for Notices:

                                                                 Exhibit A
                                                                     to
                                                            Collateral Agreement

                             NOTICE OF PLEDGE VALUE

To:      [Name and Address of Seller]

                  The Chase Manhattan Bank, as Collateral Agent (the "Collateral Agent") under the Collateral Agreement, dated as of June __, 1998 (the "Collateral Agreement"), among the Pledgor, the Collateral Agent and Estee Lauder Automatic Common Exchange Security Trust, hereby notifies you, pursuant to Section 6(a) of the Collateral Agreement, that as of 4:00 p.m. New York City time on _________ __, ____:

                  1. The Pledge Value was $__________; and

                  2. The Pledge Value Requirement was $__________.

                  Terms used and not otherwise defined herein shall have the meanings set forth in the Collateral Agreement.


                                       THE CHASE MANHATTAN BANK,
                                           as Collateral Agent


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:

                                                                Exhibit B
                                                                    to
                                                           Collateral Agreement

                     CERTIFICATE FOR SUBSTITUTED COLLATERAL

                  The undersigned, _____________ (the "Pledgor"), hereby certifies, pursuant to Section 6(b) of the Collateral Agreement dated as of June __, 1998 among the Pledgor, The Chase Manhattan Bank, as Collateral Agent, and ESTEE LAUDER AUTOMATIC COMMON EXCHANGE SECURITY TRUST (the "Collateral Agreement"; terms defined in the Collateral Agreement being used herein as defined therein), that:

                  1. The Pledgor is delivering the following securities to the Collateral Agent to be held by the Collateral Agent as substituted Collateral (the "Substituted Collateral"):

                  2. The Pledgor requests that the Collateral Agent transfer to the Pledgor the following Prior Collateral, pursuant to Section 6(b) of the Collateral Agreement:

                  3. The Pledgor hereby represents and warrants to the Collateral Agent and the Trust that:

                  (a) Consents to Transfer. No Transfer Restrictions exist with respect to or otherwise apply to the assignment of, or transfer by the Pledgor of possession of, any items of Substituted Collateral to the Collateral Agent under the Collateral Agreement, or the subsequent sale or transfer of such items of Substituted Collateral by the Collateral Agent pursuant to the terms of the Collateral Agreement.

                  (b) Title to Collateral; Perfected Security Interest. The Pledgor has good and marketable title to the Substituted Collateral, free of all Liens (other than the Lien created by the Collateral Agreement) and Transfer Restrictions. Upon delivery of the Collateral to the Collateral Agent, the Collateral Agent will obtain a valid, first priority perfected security interest in, and a first lien upon, such Substituted Collateral subject to no other

Lien. None of such Substituted Collateral is or shall be pledged by the Pledgor as collateral for any other purpose.

                  This Certificate may be relied upon by the Trust as fully and to the same extent as if this Certificate had been specifically addressed to the Trust.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ____________, ____.


                                         -----------------------------------
                                         Name:
                                         Title:

                                                                 Exhibit C
                                                                    to
                                                           Collateral Agreement

                      CERTIFICATE FOR ADDITIONAL COLLATERAL

                  The undersigned, __________________ (the "Pledgor"), hereby certifies, pursuant to Section 6(c) of the Collateral Agreement, dated as of June __, 1998, among the Pledgor, The Chase Manhattan Bank, as Collateral Agent and ESTEE LAUDER AUTOMATIC COMMON EXCHANGE SECURITY TRUST (the "Collateral Agreement"; terms defined in the Collateral Agreement being used herein as defined therein), that:

                  1. The Pledgor is delivering the following securities to the Collateral Agent to be held by the Collateral Agent as additional Collateral (the "Additional Collateral"):

                  2. The Pledgor hereby represents and warrants to the Collateral Agent that:

                  (a) Consents to Transfer. No Transfer Restrictions exist with respect to or otherwise apply to the assignment of, or transfer by the Pledgor of possession of, any items of Additional Collateral to the Collateral Agent under the Collateral Agreement, or the subsequent sale or transfer of such items of Additional Collateral by the Collateral Agent pursuant to the terms of the Collateral Agreement.

                  (b) Title to Collateral; Perfected Security Interest. The Pledgor has good and marketable title to the Additional Collateral, free of all Liens (other than the Lien created by the Collateral Agreement) and Transfer Restrictions. Upon delivery of the Collateral to the Collateral Agent, the Collateral Agent will obtain a valid, first priority perfected security interest in, and a first lien upon, such additional Collateral subject to no other Lien. None of such Additional Collateral is or shall be pledged by the Pledgor as collateral for any other purpose.

                  This Certificate may be relied upon by the Trust as fully and to the same extent as if this Certificate had been specifically addressed to the Trust.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ____________, ____.



                                          -------------------------------
                                          Name:
                                          Title:

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